LAW OFFICES OF BYRON THOMAS
BYRON E. THOMAS, ESQ
Nevada Bar No. 8906
3275 S. Jones Blvd, #104
Las Vegas, Nevada 89146
Phone: +1(702) 761-4945
Facsimile: +1(702) 543-4855
byronthomaslaw@gmail.com

Attorney for Plaintiff

DISTRICT COURT

CLARK COUNTY, NEVADA

EMPIRE POST MEDIA, INC., a Nevada corporation, Plaintiff, vs. SAEAN, INC., a Nevada corporation, JUNG YONG LEE, an individual; and DOES 1 though 10, inclusive, Defendants.	Case No.: A-20-813165-C Dept. No: XVI Hearing Date: OST Requested Hearing Time: OST Requested

ERRATA TO EX-PARTE APPLICATION FOR TEMPORARY RESTRAINING ORDER AND MOTION FOR PRELIMINARY INJUNCTION

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Plaintiff EMPIRE POST MEDIA, INC. by and through its' undersigned attorney of record, BYRON E. THOMAS ESQ., hereby files the attached errata. The Declaration of William Sawyer was inadvertently not included in the Motion for TRO. The Declaration is attached hereto. In addition the Exhibit E of the Motion for TRO is replaced with the DECLARATION OF EMERGENCY DIRECTIVE 013 which is attached hereto as Exhibit E.

Dated this _14_ day of April, 2020.

BYRON E. THOMAS, ESQ.

<u>/s/ Byron E. Thomas</u>
BYRON E. THOMAS, ESQ.
Nevada Bar No. 8906
3275 S. Jones Blvd, #104
Las Vegas, Nevada 89146
Phone: +1(702) 761-4945
Facsimile: +1(702) 543-4855
byronthomaslaw@gmail.com
Attorney for Plaintiff

MEMORANDUM OF POINTS AND AUTHORITIES IN SUPPORT OF APPLICATION FOR TEMPORARY RESTRAINING ORDER AND MOTION FOR PERMANENT INJUNCTION

I. Statement of Facts

A. Introduction

Plaintiff Empire Post Media, Inc. ("PLAINTIFF"), a Nevada Corporation, filed a complaint for damages (the "COMPLAINT") on or about April 2, 2020 with this Court. The Complaint alleges breach of contract, nonperformance, fraud and misrepresentation against Defendants Saean, Inc. ("SAEAN NEVADA") and Jung Yong Lee, aka John Lee ("LEE"), collectively referred to as the "Defendants" or individually as a "Defendant" where context may require.

Plaintiff seeks damages related to the breach of contract and now a temporary restraining order ("TRO") against Defendants and each of them from: (i) holding any ultra vires meetings of shareholders, (ii) from making any filings on behalf of Plaintiff with the Secretary of State, (iii) from misrepresenting that an exchange of shares will take place between the Plaintiff and the Defendants network of companies; (iv) from purporting to issue, sell or transfer any capital stock of the Plaintiff; and (v) from taking any other action(s) not expressly authorized by the Board of Directors or Officers and in violation of the Nevada Securities Act and Federal Securities Law.

On or about Friday April 3, 2020 Las Vegas attorney James Kwon ("KWON") representing Defendants SAEAN and LEE wrote to Plaintiff informing them of his desire to hold a meeting of shareholders. In response thereto the Plaintiff wrote to KWON in a series of emails informing him that his purported notice of a meeting of shareholders was defective for several reasons including without limitation facial defects, non-compliance with the Nevada Revised Statutes ("NRS"), non-compliance with the Plaintiff's bylaws and non-compliance with applicable Federal Securities Laws including applicable Proxy Rules for convening meetings of shareholders of public companies.

Thereafter on or about April 10, 2020 KWON wrote back to Plaintiff in a series of emails which indicated inter alia that Defendants intended on holding an ultra vires meeting of shareholders for Plaintiff on or about Monday April 13, 2020 despite several material defects to

the purported notice and a series of emergency order by the Governor of the State of Nevada to suspend all non essential business meetings and limit any unnecessary gatherings in response to the global COVID-19 pandemic.[1] By holding this ultra vires meeting and by indicating they intend on taking certain illegal and ultra vires actions the Defendants are putting the health and safety of the officers of the Plaintiff at risk and are subjecting all of its' shareholders to an immediate threat of irreparable harm and substantial dillution. A true and correct copy of the correspondence between Plaintiff and KWON is attached hereto at **Exhibit A**.

The express purpose of this application for a TRO is to restrict the ability of Defendants to hold any ultra vires meetings or take any ultra vires corporate actions with respect to Plaintiff. Defendants have indicated a disregard for the state law, federal law, and company by-laws of Plaintiff. Should his actions and the Defendants not be restrained in the (proposed) Order which is requested of this Court, the status quo will not be preserved and irreparable harm shall result before the time period in which Plaintiff's COMPLAINT will be adjudicated and before the time period in which a noticed motion may be held under NRCP.

B. The Parties

The Plaintiff is a publicly quoted company on the OTC Markets, Inc. ("OTC MARKETS") Pink Market Tier, bound by the periodic reporting requirements of Sections 13 and 15(d) of the Securities and Exchange Act of 1934, as amended, (the "EXCHANGE ACT"). The Plaintiff makes quarterly and periodic public disclosures of its' business and financial statements via the OTC Markets News and Disclosure Service and via EDGAR, the **E**lectronic **D**ata **G**athering, **A**nalysis, and **R**etrieval system operated by the SEC.

The OTC MARKETS is a regulated quotation service that displays real-time quotes, last-sale prices, and volume information in over-the-counter ("OTC") equity securities such as that of Plaintiff. The OTC QX® OTC QB® and OTC PINK® marketplace offers informed trading for securities for smaller or developing companies that are reporting to a U.S. regulator

[1] http://gov.nv.gov/News/Emergency_Orders/2020/2020-04-08_COVID-19_Declaration_of_Emergency_Directive_013/

(Securities and Exchange Commission (SEC), Bank, or Insurance Company.

On or about May 31, 2019 Defendant SAEAN NEVADA purchased 126,855,000 shares of common stock issued by the Plaintiff, a publicly owned corporation, from an individual, Peter Dunn or 64.78% of the then outstanding common stock in Plaintiff corporation for $350,000.00 USD. Immediately thereafter, Mr. Dunn resigned as sole officer and director, and the Plaintiff appointed the following individuals to serve as officers/directors: Jung Yong Lee, President of the Company; Ted Campbell, Secretary of the Company; William Sawyer as the Treasurer of the Company; and Jung Yong Lee, Sole Director of the Company. Note, Form 8-K dated June 10, 2019.

Here, the stated goal of the transaction was for Defendant SAEAN NEVADA. to become a publicly traded company in the United States by June 1, 2019. Such a goal was communicated to interested parties in Las Vegas, Nevada on multiple occasion during the months February to May 2019 by LEE, the Chairman and President of Defendant SAEAN NEVADA. However, several circumstances prevented such an occurrence, namely the absence of an audit, of the privately-owned companies which were to go-public, which caused the transaction with Plaintiff to be structured in this particular way.

As the audit in South Korea of Saean Co., Ltd. ("SAEAN KOREA") seemingly progressed, LEE decided yet again to change his course of plans, issuing a series of public disclosures on Forms 8-K on or about July 29 and 31 2019 and again on August 11 2019. This change in plans included the voluntary resignation of LEE as Director and Chief Executive Officer and the appointment of William Sawyer ("SAWYER") in his place. Replacing Sawyer as Treasurer was Tammy Billington ("BILLINGTON") with Ian Dixon named as President. Ted Campbell remained the Secretary. See Forms 8-K dated July 29, 31 and August 24 2019.

The purpose of these changes in plans, was ostensibly to allow LEE to focus on private fund-raising efforts in South Korea for SAEAN KOREA and SAEAN NEVADA and to ensure the audit was timely completed of both entities prior to their acquisition by Plaintiff. To wit, SAEAN entered into a Convertible Note Purchase Agreement in the amount of $905,000 with Plaintiff and

agreed to be issued a series of convertible promissory notes, the breach of which by Defendants has resulted in the underlying Complaint.

In response to the breach of the Convertible Note Purchase Agreement, LEE, acting on behalf of the majority common shareholder, SAEAN KOREA informed Plaintiff in February 2020 that it should prepare to accept a new round of investment. Part of these preparations included the filing of a preferred designation with the Nevada Secretary of State's office for a Series "A" Preferred voting stock to be held by SAWYER. On or about February 28, 2019 the Plaintiff filed a Preferred Series A Designation with the Nevada Secretary of State's office. A true and correct copy of this filing is attached hereto as **Exhibit B**.

Now Defendants have stated publicly in a series of unauthorized disclosures online that Plaintiff will acquire SAEAN NEVADA, SAEAN KOREA, and another entity Saean Energy Co., Ltd. domiciled in South Korea, knowing that no such transaction can take place. Namely these transactions cannot take place because of the absence of an audit of any of the Saean entities which would result in the Plaintiff being unable to satisfy its periodic reporting requirements and lose its' registration status with the SEC to the substantial detriment of all shareholders, but for the Defendants who intent on capitalizing on an illicit market of invalidly issued securities invariably resulting in materially inaccurate financial statements as well as other incurable issues. When a small public company like Plaintiff loses its registration with the SEC and quotation on the OTC all shareholders but for insiders such as Defendants will become unable to deposit, clear or trade any stocks issued by the Plaintiff.

The financial statements provided to Plaintiff by Defendants thus far have been materially inaccurate and misleading. The financial statements provided by Defendants do not comply with GAAP and are un auditable in present format. Defendants have failed to comply with their delivery requirements with respect to any purported merger agreement and as of the date of the filing of this application for TRO having not yet delivered financial statements prepared in compliance with GAAP, consistently applied, and in accordance with all applicable SEC rules and regulations, including Regulation S-X promulgated under the Securities Act.

As a result, Defendants have knowingly not only disseminated materially misleading information to investors but they have forced upon Plaintiff a transaction which will harm all shareholders, but for the Defendants. Ostensibly in response to warnings and admonishments of LEE by SAWYER thereto, and having been told such a transaction is impossible pending the completion of the necessary audit(s), the Defendants have elected to convene the ultra vires meeting to be held Monday evening at 5:00 pm at the office of KWON in Las Vegas, Nevada in an illegal and ultra vires scheme to seize control of Plaintiff. Note a true and correct copy of the bylaws provided to Defendants and KWON as of April 13, 2020 at **Exhibit C** hereto.

Plaintiff therefore requests the issuance of the (proposed) TRO included herewith against Defendants and each of them from: (i) holding any ultra vires meetings of shareholders, (ii) from making any filings on behalf of Plaintiff with the Secretary of State, (iii) from misrepresenting that an exchange of shares will take place between the Plaintiff and the Defendants network of companies; (iv) from purporting to issue, sell or transfer any capital stock of the Plaintiff; and (v) from taking any other action(s) not expressly authorized by the Board of Directors or Officers and in violation of the Nevada Securities Act.

II. <u>The Legal Standard</u>

A. Applicable Law

In Nevada, Rule 65 of the Nevada Rules of Civil Procedure ("NRCP") and Section 90.640 of the Nevada Revised Statutes ("NRS") govern injunction and remedies for the illegal sale of securities. The Supreme Court has explained, injunctions are issued to protect plaintiffs from irreparable injury and to preserve the Court's power to render a meaningful decision after a trial on the merits. See *<u>Ottenheimer v. Real Estate Division</u>, 91 Nev. 338, 535 P,2d 1284 (1975)*. The standards for granting a temporary restraining order and a preliminary injunction are largely identical. See, *Nevada Civil Practice Manual §* 2503 (1988).

A temporary restraining order or preliminary injunction may be granted "[w]hen it shall appear by the complaint that the plaintiff is entitled to the relief demanded, and such relief or any part thereof consists in restraining the commission or continuance of the act complained of, either for a limited period or perpetually." *NRS § 33.010*. Generally, "[a] preliminary injunction is available if an applicant can show a likelihood of success on the merits and a reasonable probability that the non-moving party's conduct, if allowed to continue, will cause irreparable harm for which compensatory damage is an inadequate remedy." *Danberg Holdings Nevada, L.L.C. v. Douglas County and its Board of County Comm'rs 115 Nev. 129, 142 (1999) (citing Pickett v. Comanche Construction, Inc., 108 Nev. 422, 426 (1992))*. The court may also consider the balance of hardships between the parties. See *Clark County School Dist. V. Buchanan, 112 Nev. 1146, 924 P.2d 716 (1996)*.

The purpose of a preliminary injunction is to preserve the status quo ante pending the outcome of the action. See *Number One Rent-A-Car v. Ramada Inns, 94 Nev. 779, 781, 587 P.2d 1329, 1330 (1978)*. The decision to grant or deny a preliminary injunction "is within the sound discretion of the district court, whose decision will not be disturbed on appeal absent an abuse of discretion." As to a temporary restraining order, it may issue without notice to the adverse party if the moving party establishes that it will suffer immediate and irreparable injury, loss, or damages. *NRCP 65(b)*.

As a supplement, please note the current series of emergency orders by the State of Nevada which would otherwise prohibit the convening of such a meeting, included herewith at Exhibit D, in light of ongoing events as they pertain to the global COVID-19 pandemic.

B. The Defective Notice.

On or about April 3, 2020 KWON acting on behalf of Defendants provided a defective notice of a meeting of shareholders flawed both procedurally and substantively. Contained in the

first several pages of Exhibit A is the purported notice provided by KWON of a meeting to be held this evening at his personal office in Las Vegas, Nevada at 5:00 p.m.

This notice is defective under the NRS at Section 78.370 (called by a party who is neither and officer nor director of the company, fails to provide certificate of service to all shareholders, fails to notice the proper company and fails to provide means for attendance of other shareholders, officers, directors, etc.). The notice is defective under Federal Securities Law at Section 12 of the Securities Exchange Act of 1934, as amended, which requires all shareholders to receive a proxy statement on Schedule 14A prior to any shareholder meeting, whether an annual or special meeting. The information contained in the statement must be filed with the SEC before soliciting a shareholder vote on the election of directors and the approval of other corporate action. Solicitations, whether by management or shareholders, must disclose all important facts about the issues on which shareholders are asked to vote. KWON has provided no such notice and Defendants have made no such arrangement with the Plaintiff to cooperatively convene such a meeting. Lastly the purported notice provided by KWON on behalf of Defendants does not comply with the Plaintiff's bylaws (set forth in an exhibit hereto) which require notice to be issued by an officer or director with personal or certified service not less than ten and not more than sixty days. No such notice was provided by Defendants.

C. Analysis of Underlying Facts.

In this application for a TRO the Plaintiff seeks an injunction to maintain the status quo and prevent Defendants SAEAN NEVADA and LEE from taking any of the following acts:

1) Holding any improperly noticed and ultra vires meetings of shareholders in Plaintiff;
2) Falsely representing that Plaintiff has taken any specific corporate actions, specifically an exchange of stock with Defendant SAEAN or other Saean entities

referenced herein.

3) Purporting to Issue, redeem, assigning or transfer any corporate stock in Plaintiff; Transferring any money from Plaintiff to any Defendant;

4) Purporting to transfer, assign, or encumber any asset of Plaintiff;

5) Destroying or altering any corporate records of Defendant;

NRS §90.640 expressly authorizes District Courts to issue a TRO, permanent or temporary restraining order or mandatory injunction in an instance where a party acts or attempts to take actions in conflict with the Nevada Securities Act, at Section 90 of the NRS.

Additionally, courts in other jurisdictions have recognized that courts may enjoin the disposition of assets under a defendant's control in order to secure a plaintiff's equitable remedy of restitution. See Federal Sav. & Loan Ins. Corp. v. Dixon, 835 F.2d 554 (5 Cir. 1987). In Federal Sav. & Loan Ins. Corp., officers and directors of a Savings and Loan Association participated in a scheme to falsify the Association's records, thus enabling them to justify inflated salaries in the millions of dollars. Id at 557. The appointed receiver of the Association, the FSLIC, filed a motion for a temporary restraining order and preliminary injunction to enjoin the defendant officers and directors from secreting or dissipating their assets. Id. The district court granted the receiver's motion. On appeal, the United States Court of Appeals for the Fifth Circuit affirmed the district court's decision, concluding that an asset freeze was an appropriate method to assure the equitable relief sought by the FSLIC. Id at 561. The Fifth Circuit reasoned that, although a preliminary injunction is generally not permissible to secure post-judgment legal relief in the form of damages, a court may exercise its equitable powers in ordering a preliminary injunction to secure an equitable remedy such as restitution. Id at 560.

In addition to holding that a preliminary injunction is appropriate to secure an equitable remedy like restitution, the Fifth Circuit more specifically held in Federal Sav. & Loan Ins.

Corp., that an injunction freezing a defendant's assets is a suitable method to assure that equitable relief is granted in certain circumstances. In this case, enjoining the Defendants from disposing of the corporation's assets in order to secure Plaintiffs' equitable remedies is appropriate because, without a temporary restraining order and preliminary injunction, as discussed more fully below, the Plaintiffs will: (1) suffer irreparable harm, and (2) have no adequate remedy at law, despite the fact that they have a clear likelihood of success on the merits of their claims in the Complaint, a true and correct copy of which is included herewith at **Exhibit E.**

D. Plaintiff Will Suffer Immediate and Irreparable Harm if a Preliminary Injunction Is Not Granted

Injunctive relief is appropriate where a party will suffer irreparable injury. Dangberg, 115 Nev. at 142; ***NRS*** *§* 33.010. Plaintiff's rights and interests will be irreparably injured or possibly destroyed if Defendants are allowed to conduct improperly noticed meetings of shareholders and/or dispose of assets currently under their control during the pendency of this matter because Plaintiffs may lose their opportunity to recover those assets once they have been wasted. As more fully described in the Declaration(s) of William A. Sawyer and Tammy D. Billington, filed herewith when Mr. Sawyer informed LEE during a December 20, 2019 to January 8, 2020 trip to South Korea that no merger could take place until an audit was completed, LEE began a series of public statements disregarding Sawyer's instructions. LEE upon information and belief is manipulating a false market of information regarding the Saean entities to conceal the fact their book valuations are substantially less than stated valuations.

By holding an ultra vires shareholder meeting to elect a new board of directors, etc. by disregarding the preferred voting rights held by Mr. Sawyer the Defendants seek to contravene state and federal securities laws. By forcing the Plaintiff to merge with a series of Saean entities the Defendants will substantially devalue and dilute all shareholders interests in the Plaintiff

and create a situation where the Plaintiff will have to file or will be unable to file its requisite financial statements to the SEC thereby jeopardizing its registration status. This supports the urgent need for the granting of Plaintiff's request for a Temporary Restraining Order, Preliminary Injunction and Appointment of a Receiver.

Additionally, and upon information and belief, Defendants are conducting ultra vires transfers of securities not in compliance with the requisite procedures in place with the Plaintiff's transfer agency, Signature Stock Transfer, Inc. located in Addison, Texas and a registered transfer agency with the SEC. By creating an illicit market in the Plaintiff's securities, the Defendants are creating classes of putative shareholders who lack the requisite documents to deposit, clear and trade such securities with a registered broker-dealer. By issuing this TRO the Court will create a public record of the Defendants' attempts illegally gain control of the Plaintiff and force upon it a series of self-serving and dilutive transactions based on materially misleading financial statements.

E. Plaintiffs Do Not Have an Adequate Remedy at Law

In order to obtain a preliminary injunction, a party must establish that compensatory damages are an inadequate remedy. *See Dangberg,* 115 Nev. at 142. In this case, compensatory damages will be inadequate if Defendants are allowed to loot the corporation's assets during the pendency of this lawsuit. *See Federal Say. & Loan Ins. Corp.,* at 561 *(citing Foltz v. U.S. News & World Report,* 760 F.2d 1300 (D.C. Cir. 1985) (plaintiff's cause of action would have been destroyed by the dissipation of funds to numerous recipients unless employee benefits plan was enjoined from paying out its assets to numerous possible recipients); *also citing Lynch Corp. v. Omaha National Bank,* 666 F.2d 1208 (1981) (irreparable harm and no adequate remedy at law because a multiplicity of suits would be required for plaintiff to gain relief)). Plaintiffs are without an adequate remedy at law. Absent the equitable relief of an injunction to prevent the unauthorized creation of falsified documents the Defendants plan on seizing control over

the Plaintiff to force it to conduct a series of fraudulent and misleading transactions which will result most likely in a suspension of trading of the Plaintiff's stock and possible loss of registration rights for all shareholders, something which Defendants seem wholly unconcerned by. Plaintiff is merely seeking to maintain the *status quo* during the pendency of this case in order to protect the value of the copy and the interests of all shareholders.

F. There is a Reasonable Likelihood of Success on the Merits

In order to obtain a preliminary injunction, a party must merely establish that it has a reasonable likelihood of prevailing on the merits of the case. *Dangberg, 115 Nev. at 142.* Plaintiffs have more than a reasonable likelihood of success on the merits of one or more of the several causes of action contained in their Complaint. The plain language of the Convertible Note Purchase Agreement and the undisputed fact of the breach, followed by the Defendants illicit conduct establish unfettered the Plaintiff's right to actual and consequential damages.

Moreover, the evidence will show that SAEAN and LEE are actively perpetrating a materially false and misleading information campaign regarding their companies' fair market valuation and existence of complete and accurate financial records. Extensive correspondence exists which demonstrates that Defendant had the ability to fund Plaintiff in compliance with the Convertible Note Purchase Agreement, but inexplicably elected not to sending funds back to South Korea instead, full well knowing the adverse consequences to Plaintiff's business plans. Accordingly, Plaintiffs' likelihood of prevailing meets this low threshold, and a temporary restraining order, and preliminary injunction are warranted.

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III. Conclusion

Based on all of the foregoing, it is respectfully requested that this Court: (1) grant Plaintiffs' application for temporary restraining order; and (2) grant Plaintiffs' motion for a preliminary injunction.

Dated this __13 day of April, 2020.

BYRON E. THOMAS, ESQ.

/s/ Byron E. Thomas

BYRON E. THOMAS, ESQ.
Nevada Bar No. 8906
3275 S. Jones Blvd, #104
Las Vegas, Nevada 89146
Phone: +1(702) 761-4945
Facsimile: +1(702) 543-4855
byronthomaslaw@gmail.com
Attorney for Plaintiff

LAW OFFICES OF BYRON THOMAS
BYRON E. THOMAS, ESQ
Nevada Bar No. 8906
3275 S. Jones Blvd, #104
Las Vegas, Nevada 89146
Phone: +1(702) 761-4945
Facsimile: +1(702) 543-4855
byronthomaslaw@gmail.com

Attorney for Plaintiff

DISTRICT COURT

CLARK COUNTY, NEVADA

EMPIRE POST MEDIA, INC., a Nevada corporation, Plaintiff, vs. SAEAN, INC., a Nevada corporation, JUNG YONG LEE, an individual; and DOES 1 though 10, inclusive, Defendants.	Case No.: A-20-813165-C Dept. No: XVI DECLARATION OF WILLIAM A. SAWYER IN SUPPORT OF APPLICATION FOR TEMPORARY RESTRAINING ORDER AND PERMENANT INJUNCTION

DECLARATION

I, WILLIAM A. SAWYER., declare and state as follows;

1. I am the duly elected president, chief executive officer and chairman of the board of directors of the Plaintiff Empire Post Media, Inc.

2. If called upon to testify about these matters as contained in this Declaration upon which I have personal knowledge, I could and would competently testify thereto.

3. Filed herewith are the Exhibits to the Application for Temporary Restraining Order ("TRO") and Permanent Injunction against Defendants Saean, Inc. and Jung Yong Lee, aka John Lee.

4. Contained in this appendix are: (i) Exhibit A: true and correct copies of correspondence with attorney James Kwon representing the Defendants Saean, Inc. and Jung Yong Lee, aka John Lee; (ii) Exhibit B: a true and correct copy of the super voting preferred series A designation on

file with the Nevada Secretary of State; (iii) Exhibit C: a true and correct copy of the Plaintiff's bylaws; and (iv) Exhibit D: a true and correct duplicate copy of the Complaint (with exhibits) on file in this matter with the Court.

5. On or about December 18, 2019 I along with Tammy Billington departed Las Vegas, Nevada for Seoul, South Korea arriving on December 20, 2019 for a series of meetings to discuss new business opportunities with Defendants Saean, Inc. ("SAEAN NEVADA") and Jung Yong Lee ("LEE").

6. On or about December 20, 2019 we were scheduled to meet with LEE and as he told us the President of the Republic of Korea to discuss Defendants' involvement in an infrastructure project in Makpo City, South Korea.

7. However, on or about December 20, 2019 when the time for the meeting was scheduled LEE informed me that the meetings would be delayed until after the Christmas and New Year Holidays now occurring on January 2, 2020.

8. During the interim period I along with Tammy Billington conducted extensive internet searches regarding Defendants learning that an alarming number of inaccurate statements had been posted publicly by persons with inside information of Plaintiff and Defendant's business plans.

9. During the interim period I along with Tammy Billington also learned that when LEE sent investment funds from SAEAN back to South Korea in or about October 2019 that he did so to pay investors in a different company, Saean Energy, Co., Ltd. which has no assets and which is not a related company to Saean Korea or Saean Nevada. We previously did not know that LEE had de-funded SAEAN or that he had used the money to pay for resolving claims made by investors in a separate company.

10. Upon meeting with LEE on or about January 2, 2020 we were told that the meeting with the President of Korea to discuss the Makpo project was cancelled and that we would be meeting with LEE and his investor Top Class Investment, Inc., Mr. Park to following day.

11. On or about January 3, 2020 at a meeting with LEE and Mr. Park of Top Class we were told that the Makpo project was cancelled and that Saean lacked the funds to complete such a project. Instead we (Ms. Billington and I) were told that Empire Post Media, Inc. would issue a

new round of funding to finance the Makpo project. We began discussing the logistics in doing so.

12. On January 4, 2020 we were told that an audit of the Saean, Inc. companies was nearly complete. However, upon our return to the United States we were unable to verify this with the Defendant's auditor PLS CPAs in San Diego, CA.

13. Since my return to Las Vegas, Nevada from Seoul, South Korea on or about January 9, 2020 I have been skeptical of many of the statements made by LEE and the documents provided by him. No audit of either SAEAN NEVADA or SAEAN KOREA for 2018 or 2019 has been provided to me as of the date of this application for a TRO.

14. To date inaccurate statements made by anonymous parties online continue to be made regarding the Defendants and their intentions for an equity merger with Plaintiff.

15. It is my belief that Defendants are behind an ongoing series of misleading statements which indicate an equity merger of the Plaintiff and Defendant will soon take place.

16. On or about March 14, 2020 I wrote to LEE informing him that certain public statements which appeared to be made by insiders were in violation of applicable confidentiality agreements and fair disclosure requirements of federal securities laws.

17. Thereafter LEE has demanded we hold an improperly noticed shareholders meeting at the office of his attorney in Las Vegas, James Kwon despite numerous objections as to the form and substance of such notice.

18. I am unable to attend this meeting but have instructed Ted Campbell an officer of the company to attend under protest along with the Plaintiff's legal counsel in this matter, Mr. Byron E. Thomas, Esq.

19. I declare the foregoing to be true and correct under the penalty of perjury of the laws of the state of Nevada this 13th day of April 2020.

By: William A. Sawyer

REPLACEMENT EXHIBIT "E"

State of Nevada
Executive Department

DECLARATION OF EMERGENCY DIRECTIVE 013

WHEREAS, *on March 12, 2020, I, Steve Sisolak, Governor of the State of Nevada issued a Declaration of Emergency to facilitate the State's response to the COVID-19 pandemic; and*

WHEREAS, *on March 13, 2020, Donald J. Trump, President of the United States declared a nationwide emergency pursuant to Sec. 501(6) of the Robert T. Stafford Disaster Relief and Emergency Assistance Act, 42 U.S.C. 5121-5207 (the "Stafford Act"); and*

WHEREAS, *the World Health Organization (WHO) and United States Centers for Disease Control and Prevention (CDC) have advised that there is a correlation between density of persons gathered and the risk of transmission of COVID-19; and*

WHEREAS, *close proximity to other persons is currently contraindicated by public health and medical best practices to combat COVID-19; and*

WHEREAS, *recreational social gatherings unnecessarily extend periods of interpersonal contact and promulgates spread of COVID-19; and*

WHEREAS, *the rate of community spread of COVID-19 can only be reduced by minimizing contact between infected persons and non-infected persons; and*

WHEREAS, *public health experts and epidemiologists indicate that COVID-19 may spread from infected persons to non-infected persons prior to the expression of symptoms in the infected person; and*

WHEREAS, *immediate containment of the spread of COVID-19 is vital to protect the Health and Safety of the Nevada public; and*

WHEREAS, on March 17, 2020, I directed Nevadans to implement physical distancing measures to minimize opportunities for the disease to spread from infected persons to non-infected persons; and

WHEREAS, *on March 20, 2020, I issued Directive 003 pursuant to the March 12, 2020 Declaration of Emergency to facilitate the State's response to the COVID-19 pandemic and ordered the closure of all non-essential businesses, and restricted the activities of essential businesses to reduce opportunities for interpersonal contact whereby the novel coronavirus that causes COVID-19 may be spread from infected persons to non-infected persons; and*

WHEREAS, *on March 20, 2020, the Department of Public Safety promulgated emergency regulations defining essential and non-essential businesses, specifically including Essential Healthcare operations and Essential Infrastructure operations; and*

WHEREAS, *on March 24, 2020, I issued Directive 007 pursuant to the March 12, 2020 Declaration of Emergency to facilitate the State's response to the COVID-19 pandemic and ordered Nevadans to cease congregating in groups of ten or more in public spaces; and*

WHEREAS, *on March 29, 2020, Donald J. Trump, President of the United States, recommended the continuation of limitations on gatherings through April 30, 2020; and*

WHEREAS, *on March 31, 2020, I issued Directive 010 to reinforce and clarify that Nevadans must avoid unnecessary inter-personal contact to lower the rate of disease transmission to ensure that our COVID-19 hospitalization rate never exceeds our COVID-19 hospital capacity; and*

WHEREAS, *as of April 8, 2020, the State of Nevada Department of Health and Human Services is reporting 2,318 positive cases of COVID-19, and 71 deaths resulting from COVID-19; and*

WHEREAS, *some participants engaged in activities explicitly or impliedly permitted in other Directives continue to demonstrate a disregard for Nevada's aggressive social distancing protocols; and*

WHEREAS, *the Governor's COVID-19 Medical Advisory Team has advised that gatherings of ten or more persons for more than ten minutes considerably increases the risk of transmission; and*

WHEREAS, *the Governor's COVID-19 Medical Advisory Team has advised that Nevada has not yet experienced its peak infection rates of the COVID-19 disease; and*

WHEREAS, *NRS 414.060 outlines powers and duties delegated to the Governor during the existence of a state of emergency, including without limitation, directing and controlling the conduct of the general public and the movement and cessation of movement of pedestrians and vehicular traffic during, before and after exercises or an emergency or disaster, public meetings or gatherings; and*

WHEREAS, *NRS 414.070 outlines additional powers delegated to the Governor during the existence of a state of emergency, including without limitation, enforcing all laws and regulations relating to emergency management and assuming direct operational control of any or all forces, including, without limitation, volunteers and auxiliary staff for emergency management in the State; providing for and compelling the evacuation of all or part of the population from any stricken or threatened area or areas within the State and to take such steps as are necessary for the receipt and care of those persons; and performing and exercising such other functions, powers and duties as are necessary to promote and secure the safety and protection of the civilian population; and*

WHEREAS, *Article 5, Section 1 of the Nevada Constitution provides: "The supreme executive power of this State, shall be vested in a Chief Magistrate who shall be Governor of the State of Nevada;"*

NOW, THEREFORE, *by the authority vested in me as Governor by the Constitution and the laws of the State of Nevada and the United States, arid pursuant to the March 12, 2020, Emergency Declaration,*

IT IS HEREBY ORDERED THAT:

SECTION 1:	To the extent this Directive conflicts with earlier Directives or regulations promulgated pursuant to the March 12, 2020 Declaration of Emergency, the provisions of this Directive shall prevail.
SECTION 2:	Publicly accessible sporting and recreational venues that encourage social congregation, including without limitation, golf courses, golf driving ranges, tennis courts, basketball courts, volleyball courts, skate parks, bocce ball courts, handball courts, horseshoe pits, or pickleball courts, shall remain closed for the duration that this Directive is in effect.
SECTION 3:	Showrooms used to display goods for sale at essential businesses, including without limitation, auto showrooms, furniture showrooms, home furnishing, or appliance showrooms, shall be closed to the public. This provision shall not be construed to prohibit the sale of goods purchased from showrooms of essential businesses via means other than in-person sales where delivery can be effected by curbside delivery, home delivery, or shipment direct to the consumer's residence.
SECTION 4:	Places of worship shall not hold in-person worship services where ten or more persons may gather, including without limitation, drive-in and pop-up services, for the remainder of the Declaration of Emergency. Places of worship may, however, hold worship services via alternative means, including but not limited to, video, streaming, or broadcast, provided that any personnel needed to perform tasks related to such alternatives do so in a manner that is consistent with social distancing guidelines promulgated by the Nevada Health Response, the United States Centers for Disease Control and Prevention, and all Directives promulgated pursuant to the March 12, 2020 Declaration of Emergency, including without limitation, the prohibition on gatherings of ten or more persons and maintaining minimum separation distances of at least six feet between persons.
SECTION 5:	The Nevada Occupational Safety and Health Administration of the Division of Industrial Relations shall ensure that businesses continuing operations during the state of emergency provide adequate protections to their workers and adopt sanitation protocols that minimize the risk of spread of COVID-19 among their workforce.

SECTION 6:	Open house showings, and in-person showings of single family and multi-family residences currently occupied by renters of real estate on the market for sale, are hereby prohibited for the duration that this Directive is in effect. This provision does not prohibit the use of existing three dimensional interactive property scans; virtual tours, and virtual staging to showcase a property, and it allows, but does not require, the tenant to agree to provide photos, videos or other virtual access to the property owner for this use. Real estate professionals engaged in real estate sales during the state of emergency shall adopt precautionary measures and COVID-19 risk mitigation practices to minimize the risk of spread of the disease and are encouraged to avoid in-person transactions and services to the extent practicable. This provision shall not be construed to limit the sales of real estate during the state of emergency.
SECTION 7:	Persons licensed by the Nevada Board of Cosmetology or State Barbers' Health and Sanitation Board are prohibited from performing in-home beauty services to persons other than those in their household, for the duration that this Directive shall be in effect. Boards are directed to impose disciplinary measures against licensees who violate this provision.
SECTION 8:	Essential licensed businesses providing services or selling goods to the public shall implement measures to control in-store traffic to ensure social distancing standards are maintained. These businesses shall ensure that customers, patrons, and patients queued to enter the premises or pay for goods are adequately spaced in a manner consistent with COVID-19 social distancing standards.
SECTION 9:	Supermarkets and grocery stores operating as essential businesses are prohibited from offering self-serve food stations, salad bars, or unpackaged bulk dry goods to customers. Bulk dry goods, including without limitation, nuts, seeds, trail mix, coffee, or beans, may be sold only if offered in pre-weighed portions prepackaged by an employee. Additionally, supermarkets and grocery stores should follow the guidance provided in the Nevada Health Response Guidance on Protecting Grocery Store Personnel issued April 8, 2020, including any future amendments thereto.
SECTION 10:	It is hereby reaffirmed that a violation of Sections 1 through 3 of Directive 008 constitutes the use of coercion, duress, or intimidation in a transaction pursuant to NRS 598.0923(4).
SECTION 11:	Government agencies may use all existing civil and criminal statutes, ordinances, codes, and regulations to enforce the provisions of this Directive.
SECTION 12:	The provisions of this Directive shall take effect on April 8th, 2020 at 11:59 p.m.
SECTION 13:	This Directive shall remain in effect until April 30, 2020, unless renewed by a subsequent Directive promulgated pursuant to the March 12, 2020 Declaration of Emergency to facilitate the State's response to the COVID-19 pandemic.

2020-04-08 COVID-19 Declaration of Emergency Directive 013 Orders

- Declaration of Emergency Directive 013 (PDF)


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IN WITNESS WHEREOF, I have hereunto set my hand and caused the Great Seal of the State of Nevada to be affixed at the State Capitol in Carson City, this 8th day of April, in the year two thousand twenty.

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